Patheon Reports Fiscal 2017 Second Quarter

Highlights:

•	2Q 2017 revenue of $483 million

•	Net income from continuing operations of $28 million

◦	Net income from continuing operations per diluted share of $0.19

•	2Q 2017 Adjusted EBITDA of $94 million

•	Adjusted net income from continuing operations of $29 million

◦	Adjusted net income from continuing operations per diluted share of $0.20

DURHAM, NC - BUSINESSWIRE - June 8, 2017 - Patheon N.V. (NYSE: PTHN), a leading global provider of pharmaceutical development and manufacturing services, today reported financial results for the quarter ended April 30, 2017.

Second quarter 2017 revenue was $483 million, compared to $469 million in the prior-year period, and second quarter 2017 adjusted EBITDA was $94 million, compared to $98 million in the prior-year period. Revenue for the first six months of fiscal 2017 was $941 million, compared to $875 million in the comparable fiscal 2016 period, representing 8% year-over-year growth. Adjusted EBITDA for the first six months of fiscal 2017 was $177 million, compared to $157 million in the comparable fiscal 2016 period, representing 13% year-over-year growth.

“During the second quarter we continued to build momentum with customers and make strategic investments to support our long-term growth outlook,” said Patheon CEO, Jim Mullen. “Looking forward, we believe the announced sale to Thermo Fisher is a logical next step in the evolution of our company and is in the best interests of all stakeholders. Together, both companies will be better positioned to add scale and new value chain capabilities, delivering even greater value to customers.”

Second quarter 2017 net income from continuing operations was $28 million. Second quarter 2017 net income from continuing operations per diluted share was $0.19.

Second quarter 2017 adjusted net income from continuing operations was $29 million. Second quarter 2017 adjusted net income from continuing operations per diluted share was $0.20.

Second Quarter and YTD 2017 Segment Highlights

(in millions)	Revenue		Adj. EBITDA
	Q2	YTD	Q2	YTD
DPS	$297	$572	$77	$139
PDS	$58	$110	$18	$35
DSS	$129	$259	$26	$58

Financial Position
As of April 30, 2017, cash and cash equivalents were $93 million and total debt was $2.1 billion, resulting in net debt of approximately $2.0 billion.

FY17 Financial Outlook and Second Quarter 2017 Conference Call
In light of the Company’s previously announced agreement to be acquired by Thermo Fisher Scientific Inc., Patheon does not plan to provide or update its fiscal year 2017 guidance.

Also as a result of the pending transaction, Patheon will not hold a conference call to discuss the Company’s second quarter 2017 financial results.

About Patheon
Patheon is a leading global provider of pharmaceutical development and manufacturing services. With approximately 9,100 employees and contractors worldwide, Patheon provides a comprehensive, integrated and highly customizable set of solutions to help customers of all sizes satisfy complex development and manufacturing needs at any stage of the pharmaceutical development cycle.

Forward-Looking Statements
This press release contains forward-looking statements which reflect the current beliefs and expectations of Patheon’s management regarding the company’s future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. The statements in this press release that are not historical facts may be forward-looking statements. Readers can identify these forward-looking statements by the use of words such as ‘‘outlook,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘predicts,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates’’ or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties, which could cause actual results to differ from those indicated in these forward looking statements. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section included in the company’s fiscal 2016 Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Use of Non-GAAP Financial Measures
We define Adjusted EBITDA as income (loss) from continuing operations before repositioning expenses (including certain product returns and inventory write-offs recorded in gross profit), interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition and integration costs (including certain product returns and inventory write-offs recorded in gross profit), gains and losses on sale of capital assets, Biologics earnout income and expense, income taxes, impairment charges, remediation costs, depreciation and amortization, stock-based compensation expense, consulting costs related to our operational initiatives, purchase accounting adjustments, acquisition-related litigation expenses and other income and expenses. Adjusted EBITDA margin is Adjusted EBITDA divided by revenues.

We define Adjusted net income as Adjusted EBITDA minus depreciation expense (excluding amortization from intangibles acquired in acquisitions), interest expense (excluding amortization of the deferred financing costs), and tax expense. In addition, we exclude discrete tax items and apply an estimated tax effect on adjustments within the calculation. The estimated tax effect is calculated using statutory tax rates on each expense item, except in the case where a jurisdiction is under a full valuation allowance at the time of the expense, in which we apply a tax rate of 0%. We define Adjusted EPS as Adjusted net income divided by the average number of shares outstanding on a diluted basis for the related period.

Our management uses Adjusted EBITDA as one of several metrics to measure the Company’s operating performance. Adjusted EBITDA is also a component of the performance objectives used to determine the short and long-term incentive portions of executive compensation. We present Adjusted net income and Adjusted EPS because we believe they are useful supplemental measures in evaluating the performance of our operations and provide greater transparency into our results. We believe that providing these non-GAAP financial measures to investors as a supplement to the comparable U.S. GAAP measures in evaluating the performance of our operations provides greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP financial measures do not have standard meanings, so they may not be comparable to similarly-titled measures presented by other companies and should not be considered in isolation or as a substitute for U.S. GAAP financial measures of performance. Reconciliations of these non-GAAP measures to their most comparable U.S. GAAP financial measures are included with the financial statements in this press release.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of-period foreign currency exchange rates. As a result, the Company does not believe that a GAAP reconciliation to forward-looking on-GAAP financial measures would provide meaningful supplemental information about the Company’s outlook.
Contact:
For media:
Mari Mansfield, 919-226-3137
or
For investors:
Tyler Gronbach, 919-226-3165

Source: Patheon

Patheon N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended April 30,		Six months ended April 30,
	2017	2016	2017	2016
(in millions of U.S. dollars, except share data)	$	$	$	$
Revenues	483.4	468.6	940.8	874.5
Cost of goods sold	342.7	330.3	670.4	637.3
Gross profit	140.7	138.3	270.4	237.2
Selling, general and administrative expenses	92.1	74.8	173.2	148.5
Research and development	0.4	0.6	1.1	1.3
Repositioning expenses	1.8	1.3	2.4	2.5
Acquisition and integration costs	8.1	7.6	11.6	10.2
Other operating expense (income)	0.5	1.2	4.1	(3.7)
Operating income	37.8	52.8	78.0	78.4
Interest expense, net	30.8	42.6	59.0	86.4
Foreign exchange loss, net	0.7	7.1	5.5	11.4
Refinancing expenses	6.3	—	6.3	—
Bargain purchase gain	(26.4)	—	(26.4)	—
Other loss (income), net	0.3	0.5	0.5	(1.3)
Income (loss) before income taxes	26.1	2.6	33.1	(18.1)
(Benefit from) provision for income taxes	(1.5)	0.7	(22.8)	—
Net income (loss) from continuing operations	27.6	1.9	55.9	(18.1)
Net loss from discontinued operations	—	(1.0)	—	(3.1)
Net income (loss)	27.6	0.9	55.9	(21.2)

Basic earnings (loss) per ordinary share
From continuing operations	$0.19	$0.02	$0.39	$(0.16)
From discontinued operations	$—	$(0.01)	$—	$(0.03)

Diluted earnings (loss) per ordinary share
From continuing operations	$0.19	$0.02	$0.38	$(0.16)
From discontinued operations	$—	$(0.01)	$—	$(0.03)

Average number of ordinary shares outstanding (in thousands)
Basic	145,136	115,610	145,132	115,610
Diluted	146,267	115,610	146,276	115,610

Patheon N.V.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of April 30, 2017	As of October 31, 2016
(in millions of U.S. dollars, except share data)	$	$
Assets
Current
Cash and cash equivalents	92.7	165.0
Accounts receivable, net	420.9	401.0
Inventories, net	451.6	395.2
Income taxes receivable	14.3	8.7
Prepaid expenses and other	24.1	21.5
Total current assets	1,003.6	991.4
Capital assets	1,169.3	983.6
Intangible assets	235.2	247.6
Deferred tax assets	30.2	29.8
Goodwill	281.4	281.6
Investments	11.2	11.5
Other long-term assets	39.2	44.1
Total assets	2,770.1	2,589.6
Liabilities and shareholders' deficit
Current
Accounts payable and accrued liabilities	382.2	393.6
Income taxes payable	9.3	6.6
Deferred revenues - current	195.5	154.2
Current portion of long-term debt	19.4	19.5
Total current liabilities	606.4	573.9
Long-term debt	2,069.4	2,049.2
Deferred revenues	132.4	102.3
Deferred tax liabilities	96.7	67.1
Other long-term liabilities	147.7	145.5
Total liabilities	3,052.6	2,938.0
Commitments and contingencies
Shareholders' deficit:
Ordinary shares (par value of €0.01 per share, 500,000,000 shares authorized, 145,144,742 and 145,074,042 shares issued as of April 30, 2017 and October 31, 2016, respectively)	1.6	1.6
Additional paid in capital	602.4	591.4
Treasury shares (at cost, 8,528 ordinary shares as of April 30, 2017)	(0.2)	—
Accumulated deficit	(786.2)	(842.1)
Accumulated other comprehensive loss	(100.1)	(99.3)
Total shareholders' deficit	(282.5)	(348.4)
Total liabilities and shareholders' deficit	2,770.1	2,589.6

Patheon N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended April 30,
	2017	2016
(in millions of U.S. dollars)	$	$
Operating activities
Net income (loss) from continuing operations	55.9	(18.1)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	61.9	53.5
Increase in deferred revenues	141.1	172.9
Amortization of deferred revenues	(137.2)	(101.3)
Non-cash interest	9.5	7.6
Change in other long-term assets and liabilities	4.0	2.9
Deferred income taxes	(29.7)	(0.9)
Stock based compensation expense	11.0	3.0
Gain on bargain purchase	(26.4)	—
Payment of original issue discount	(4.1)	—
Return on capital from equity investment	—	1.3
Foreign exchange loss on debt	—	2.2
Other	4.4	(5.1)
Net change in non-cash working capital balances	(69.5)	(161.0)
Cash provided by (used in) operating activities of continuing operations	20.9	(43.0)
Cash used in operating activities of discontinued operations	—	(2.9)
Cash provided by (used in) operating activities	20.9	(45.9)
Investing activities
Additions to capital assets	(99.2)	(95.1)
Acquisitions	(10.3)	—
Proceeds from sale of capital assets	—	0.1
Return of capital from equity investment	—	2.3
Cash used in investing activities of continuing operations	(109.5)	(92.7)
Cash used in investing activities of discontinued operations	—	(3.3)
Cash used in investing activities	(109.5)	(96.0)
Financing activities
Proceeds from borrowings	30.0	0.7
Repayment of debt	(9.6)	(9.9)
Increase in deferred financing costs	(2.7)	—
Treasury share purchases to satisfy certain tax withholdings	(0.1)	—
Cash provided by (used in) financing activities of continuing operations	17.6	(9.2)
Cash provided by (used in) financing activities of discontinued operations	—	—
Cash provided by (used in) financing activities	17.6	(9.2)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	7.1
Net change in cash and cash equivalents during the period	(72.3)	(144.0)
Cash and cash equivalents, beginning of period	165.0	328.7
Cash and cash equivalents, end of period	92.7	184.7

Patheon N.V.
ADJUSTED EBITDA AND ADJUSTED NET INCOME
(unaudited)

	Three months ended April 30,		Six months ended April 30,
	2017	2016	2017	2016
(in millions of U.S. dollars)	$	$	$	$
Net income from continuing operations	27.6	1.9	55.9	(18.1)
Depreciation and amortization	34.3	27.0	61.9	53.5
Repositioning expenses	2.2	1.3	3.5	2.5
Acquisition and integration costs	8.1	7.6	11.6	10.2
Interest expense, net	30.8	42.6	59.0	86.4
Benefit from (provision for) income taxes	(1.5)	0.7	(22.8)	—
Refinancing expenses	6.3	—	6.3	—
Operational initiatives related consulting costs	1.4	1.9	2.5	3.3
IPO costs	—	0.4	—	0.8
Acquisition related litigation expenses	3.7	0.9	6.0	1.9
Stock based compensation expense	7.0	2.0	11.0	3.0
FDA remediation costs	—	10.1	—	18.5
Environmental remediation costs	—	—	3.7	—
Bargain purchase gain	(26.4)	—	(26.4)	—
Other	0.7	1.6	4.5	(5.0)
Total Adjusted EBITDA	94.2	98.0	176.7	157.0
Depreciation	(28.2)	(20.9)	(49.7)	(41.3)
Interest expense	(28.6)	(39.3)	(54.1)	(79.8)
Tax expense	1.5	(0.7)	22.8	—
Discrete tax items	(3.2)	(3.1)	(31.3)	(4.2)
Estimated tax effect on adjustments	(7.1)	(6.5)	(14.6)	(13.2)
Adjusted net income	28.6	27.5	49.8	18.5

Weighted Average Shares - Diluted	146.3	115.6	146.3	115.6

Adjusted Net Income per Share - Diluted	0.20	0.24	0.34	0.16

Patheon N.V.
CONSOLIDATED SEGMENT OPERATIONS
(unaudited)

	Three months ended April 30, 2017
	Revenues	Adjusted EBITDA
(in millions of U.S. dollars)	$	$
DPS	297.2	77.4
PDS	57.8	18.4
DSS	129.2	26.1
Other	—	(27.5)
Intersegment Eliminations	(0.8)	(0.2)
Total	483.4	94.2

	Three months ended April 30, 2016
	Revenues	Adjusted EBITDA
(in millions of U.S. dollars)	$	$
DPS	287.4	72.7
PDS	53.4	16.7
DSS	127.9	30.8
Other	—	(22.2)
Intersegment Eliminations	(0.1)	—
Total	468.6	98.0

	Six months ended April 30, 2017
	Revenues	Adjusted EBITDA
(in millions of U.S. dollars)	$	$
DPS	572.4	138.8
PDS	110.1	34.7
DSS	259.1	58.1
Other	—	(54.7)
Intersegment Eliminations	(0.8)	(0.2)
Total	940.8	176.7

	Six months ended April 30, 2016
	Revenues	Adjusted EBITDA
(in millions of U.S. dollars)	$	$
DPS	545.9	127.8
PDS	101.9	30.5
DSS	226.8	45.6
Other	—	(46.9)
Intersegment Eliminations	(0.1)	—
Total	874.5	157.0